Exhibit 10.18

AMENDMENT TO THE FOURTH

AMENDED AND RESTATED

EQUIPMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT TO THE FOURTH AMENDED AND RESTATED EQUIPMENT MANAGEMENT SERVICES AGREEMENT (the “Amendment”) is made on September 12, 2007, by and between LEASED ASSETS POOL COMPANY LIMITED, a Bermuda company whose registered office is at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda (“LAPCO”) and TEXTAINER EQUIPMENT MANAGEMENT LIMITED, a Bermuda company whose registered office is at Century House, 16 Par-la-Ville Road, Hamilton, HM HX, Bermuda (“Manager”).

RECITALS

A. LAPCO and Manager are parties to that certain Fourth Amended and Restated Equipment Management Services Agreement, dated June 1, 2002 (“Agreement”).

B. LAPCO and Manager desire to amend the Agreement to clarify two definitions.

AGREEMENT

IT IS HEREBY AGREED that the following two definitions in the Agreement are deleted in their entirety and replaced with the following:

“Long-Term Lease Fleet” means, as of any date of determination, all LAPCO Containers that are then (a) subject to a Lease having an initial term of twenty-four (24) months or more, other than a Finance Lease, or (b) off-lease if their Leases in effect immediately before they went off-lease were Leases of the type described in clause (a) of this definition.

“Master Lease Fleet” means, as of any date of determination, all LAPCO Containers that are then (a) subject to a Lease having an initial term of less than twenty-four (24) months, other than a Finance Lease, or (b) off-lease if their Leases in effect immediately before they went off-lease were Leases of the type described in clause (a) of this definition.

(1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEXTAINER EQUIPMENT MANAGEMENT LIMITED		LEASED ASSETS POOL COMPANY LIMITED

By:	/s/ Dudley R. Cottingham	By:	/s/ Michael J. Harvey
Title:	Director	Title:	Directror
Date:		Date:

(2)